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Exhibit 5.1

June 7, 2016

Enviva Partners, LP
7200 Wisconsin Avenue, Suite 1000
Bethesda, Maryland 20814

Ladies and Gentlemen:

        We have acted as counsel for Enviva Partners, LP, a Delaware limited partnership (the "Partnership"), in connection with the preparation of a registration statement on Form S-3 (the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") by the Partnership under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the offer and sale from time to time, pursuant to Rule 415 under the Securities Act, by:

          (1)   the Partnership of common units representing limited partner interests in the Partnership (the "Common Units") and preferred units representing preferred equity interests in the Partnership (the "Preferred Units" and, together with the Common Units, the "Securities"), at an aggregate initial offering price not to exceed $500,000,000; and

          (2)   the selling unitholder identified in the Registration Statement (the "Selling Unitholder"), of up to 13,252,299 common units representing limited partner interests in the Partnership ("Selling Unitholder Units").

        We have also participated in the preparation of the Prospectus (the "Prospectus") contained in the Registration Statement to which this opinion is an exhibit. The Securities and Selling Unitholder Units will be offered in amounts, at prices and on terms to be determined in light of market conditions at the time of sale and to be set forth in supplements (each, a "Prospectus Supplement") to the Prospectus.

        In rendering the opinions set forth below, we have examined (i) the Registration Statement, including the Prospectus, (ii) the First Amended and Restated Agreement of Limited Partnership of the Partnership (the "Partnership Agreement"), (iii) the Certificate of Limited Partnership of the Partnership filed with the Secretary of State of Delaware, and (iv) such other certificates and documents as we have deemed necessary or appropriate for purposes of the opinions hereafter expressed.

        In connection with rendering the opinions set forth below, we have assumed that:

            (i)  all information contained in all documents reviewed by us is true and correct;

           (ii)  all signatures on all documents examined by us are genuine;

          (iii)  each person signing documents we examined has the legal authority and capacity to do so;

          (vi)  all documents submitted to us as originals are authentic and complete and all documents submitted to us as copies conform to the originals of those documents;

           (v)  each certificate from governmental officials reviewed by us is accurate, complete and authentic, and all official public records are accurate and complete;

          (vi)  the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective and comply with all applicable laws;

         (vii)  a Prospectus Supplement to the Prospectus will have been prepared and filed with the Commission describing the Securities and Selling Unitholder Units offered thereby and will comply with all applicable laws;

        (viii)  all Securities and Selling Unitholder Units will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the applicable Prospectus Supplement to the Prospectus; and

          (ix)  a definitive purchase, underwriting or similar agreement with respect to any Securities or Selling Unitholder Units offered will have been duly authorized and validly executed and delivered by the Partnership or the Selling Unitholder, as applicable, and the other parties thereto.

        Based upon and subject to the foregoing, we are of the opinion that:

          (1)   With respect to the Common Units, when (a) the Partnership has taken all necessary action to approve the issuance of such Common Units, the terms of the offering thereof and related matters and (b) the Common Units have been issued and delivered in accordance with the terms of the applicable definitive purchase, underwriting or similar agreement approved by the Partnership upon payment of the consideration thereof or provided for therein, then the Common Units will be validly issued, fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Section 17-607 or 17-804 of the Delaware Revised Uniform Limited Partnership Act ("DRULPA") and as described in the Prospectus Supplement and the Prospectus).

          (2)   With respect to the Preferred Units, when (a) the Partnership has taken all necessary action to approve the issuance and terms of such Preferred Units, the terms of the offering thereof and related matters and (b) the Preferred Units have been issued and delivered in accordance with the terms of the applicable definitive purchase, underwriting or similar agreement approved by the Partnership upon payment of the consideration thereof or provided for therein, then the Preferred Units will be validly issued, fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Section 17-607 or 17-804 of the DRULPA and as described in the Prospectus Supplement and the Prospectus).

          (3)   the Selling Unitholder Units have been validly issued, fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Section 17-607 or 17-804 of the DRULPA and as described in the Prospectus Supplement and the Prospectus).

        The opinions expressed herein are qualified in the following respects:

            (i)  This opinion is limited in all respects to the DRULPA, the Delaware Limited Liability Company Act and the Constitution of the State of Delaware, as interpreted by the courts of the State of Delaware and the federal laws of the United States of America and we are expressing no opinion as to the effect of the laws of any other jurisdiction.

           (ii)  We express no opinion as to any matters other than as expressly set forth above, and no opinion on any other matter may be inferred or implied herefrom. The opinions expressed herein are given as of the date hereof, and we undertake no, and hereby disclaim any, obligation to advise you of any change in any matter set forth herein.

        We hereby consent to the reference to this firm under the caption "Legal Matters" in the Prospectus and to the filing of this opinion as an exhibit to the Registration Statement. By giving such consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission issued thereunder.

Very truly yours,
/s/ VINSON & ELKINS L.L.P.
Vinson & Elkins L.L.P.

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  Exhibit 5.1